Exhibit 10(r)

AMENDMENT ONE

TO THE

EXECUTIVE CHANGE OF CONTROL PLAN OF NEWMONT

WHEREAS, the Executive Change of Control Plan of Newmont (the “Plan”) was adopted by Newmont USA Limited (the “Plan Sponsor”) effective January 1, 2004;

WHEREAS, the Plan Sponsor wishes to amend the Plan effective January 1, 2006; and

WHEREAS, Section 10.02 of the Plan authorizes the Plan Sponsor to amend the Plan from time to time;

NOW, THEREFORE, the Plan is hereby amended by adding Section 3.06, “Payment Due at the Time of Death,” is hereby added as follows:

Section 3.06.    Payment Due at the Time of Death.    In the event a Salaried Employee who is entitled to benefits pursuant to the Plan dies prior to the full payment of such benefits, any unpaid benefits shall be paid to his beneficiary designated to receive life insurance proceeds under the Group Life and Accidental Death and Dismemberment Plan of Newmont. In the event there is no such beneficiary designated, any amounts owed to the deceased Salaried Employee pursuant to the Plan shall be paid to his estate.

The Administration Committee or its delegate is hereby authorized to take all action necessary to implement this amendment.

The foregoing was adopted this 27 day of December, 2006.

NEWMONT USA LIMITED

/s/ Darla R. Caudle
Title: Senior Vice President, Human Resources